FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Edwin Boon (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES SECOND-QUARTER 2012 RESULTS

•	Reports Record Second-quarter Net Sales of $205 Million and Comparable-sales Growth of 25 Percent
•	Achieves 14th Consecutive Quarter of Double-digit Year-over-year Operating Income Growth
•	Reports Record Second-quarter Earnings per Diluted Share of $0.30, a 50 Percent Year-over-year Increase
•	Raises Full-year 2012 Guidance

MINNEAPOLIS – (July 18, 2012) – Select Comfort Corporation (NASDAQ: SCSS) today reported second-quarter results for the period ended June 30, 2012. Net sales for the quarter increased 27 percent to a second-quarter record of $205 million, compared to $161 million in the second quarter of 2011. Results were driven by company-controlled comparable sales growth of 25 percent. The company reported second-quarter earnings per diluted share of $0.30, a 50 percent increase versus $0.20 per diluted share in the second quarter of 2011.

“Delivering record sales, record operating margin and record earnings per share in a more challenged consumer environment is the direct result of our customer-centric strategies and unique business model,” said Shelly Ibach, president and CEO, Select Comfort. “Specifically, we executed well against our integrated growth formula designed to increase brand awareness, grow exclusive distribution, and advance proprietary product offerings that provide meaningful benefits for our customers.”

Ibach continued, “Going forward, we will continue to innovate across our end-to-end customer experience to further differentiate the Sleep Number brand as we advance towards our goal of exceeding $1.5 billion in revenue and 15 percent operating margin by 2015.”

Second-quarter Summary
In the second quarter, net sales increased by 27 percent as compared to the prior-year period. The increase was driven by company-controlled comparable sales growth of 25 percent,

Select Comfort Announces Second-quarter 2012 Results – Page 2 of 11 with average retail sales-per-comparable-store during the past 12 months exceeding $2.0 million for the first time in company history.

Operating income for the second quarter was $25.9 million, and operating margin during the quarter was 12.6 percent of net sales, a 170 basis-point improvement from 10.9 percent in 2011. Operating income and operating margin were both second-quarter records for the company. The 170 basis-point operating margin growth was driven by a 70 basis-point improvement in sales and marketing expenses, a 60 basis-point increase in gross-profit margin, and a 40 basis-point improvement in general and administrative costs plus research and development expenses.

Gross-profit margin in the second quarter of 2012 was 64.1 percent of net sales, an increase of 60 basis points versus 63.5 percent in the prior-year period. The year-over-year increase was primarily driven by a variety of pricing increases executed over the past 12 months.

Sales and marketing costs were $88.2 million in the second quarter, or 43.0 percent of net sales. This compares to $70.5 million, or 43.7 percent of net sales in the prior-year period, reflecting continued leverage from the company’s sales growth. Media spending during the quarter was $27 million, a 37 percent increase versus the prior-year period.

General and administrative expenses were $16.2 million in the second quarter, or 7.9 percent of net sales. This compares to $13.1 million, or 8.1 percent of net sales, during the same period last year, again reflecting continued leverage of the company’s fixed-cost base.

Cash flows from operating activities were $43 million for the first six months of 2012 compared to $34 million in the prior year. Capital expenditures for the first six months of 2012 increased to $22.5 million as compared to $9.6 million in 2011, driven by increased investment in stores and information systems. The company reinitiated its share-repurchase program in April, and during the second quarter, returned $10 million to shareholders through the repurchase of 0.4 million shares of its common stock. As of the end of the quarter, cash, cash equivalents and marketable-debt securities totaled $155 million, and the company had no borrowings under its revolving credit agreement.

Select Comfort Announces Second-quarter 2012 Results – Page 3 of 11

Fiscal 2012 Outlook
The company is raising its outlook for 2012 GAAP earnings per diluted share, including the $5.6 million non-recurring charge in the first quarter of 2012, from between $1.32 and $1.40 to between $1.35 and $1.41, a 26 to 32 percent increase versus prior year. Excluding the charge, this represents non-GAAP guidance of between $1.41 and $1.47, a 32 to 37 percent increase versus prior year. This outlook continues to assume company-controlled comparable sales growth for the remainder of the year of at least 15 percent and a year-over-year increase in full-year operating margin of at least 100 basis points.

The company is increasing its estimate for year-end 2012 store count from the previous range of between 400 and 410 stores to a new range of between 408 to 412 stores, a 7 to 8 percent increase from the 381 stores at year-end 2011. Capital expenditures for 2012 are estimated to be approximately $50 million, reflecting new stores, repositioned stores and remodels, along with continued investment in information systems. The company also plans to continue share repurchases in the second half of 2012, with the objective of maintaining share count.

Conference Call
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation
Select Comfort Corporation (NASDAQ: SCSS) is leading the industry in delivering an unparalleled sleep experience by offering consumers high-quality, innovative and individualized sleep solutions and services, which include a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying

Select Comfort Announces Second-quarter 2012 Results – Page 4 of 11 experience at one of the approximately 400 Sleep Number stores across the country, online at sleepnumber.com, or via phone at (800) Sleep Number or (800) 753-3768.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of the company’s marketing messages; the efficiency of its advertising and promotional efforts; consumer acceptance of its products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of the company’s retail store distribution strategy; the company’s dependence on significant suppliers, and its ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; the company’s ability to continue to improve its product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of the company’s management information systems to meet the evolving needs of its business and evolving regulatory standards applicable to data privacy and security; the company’s ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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Select Comfort Announces Second-quarter 2012 Results – Page 5 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	June 30,	% of	July 2,	% of
	2012	Net Sales	2011	Net Sales

Net sales	$205,219	100.0%	$161,462	100.0%
Cost of sales	73,648	35.9%	58,958	36.5%
Gross profit	131,571	64.1%	102,504	63.5%
Operating expenses:
Sales and marketing	88,240	43.0%	70,517	43.7%
General and administrative	16,220	7.9%	13,120	8.1%
Research and development	1,256	0.6%	1,223	0.8%
Asset impairment charges	3	0.0%	18	0.0%
Total operating expenses	105,719	51.5%	84,878	52.6%
Operating income	25,852	12.6%	17,626	10.9%
Other income (expense), net	48	0.0%	(30)	0.0%
Income before income taxes	25,900	12.6%	17,596	10.9%
Income tax expense	8,927	4.3%	6,307	3.9%
Net income	$16,973	8.3%	$11,289	7.0%

Net income per share – basic	$0.30		$0.21

Net income per share – diluted	$0.30		$0.20

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	55,719		54,958
Effect of dilutive securities:
Options	1,129		911
Restricted shares	546		538
Diluted weighted-average shares outstanding	57,394		56,407

Select Comfort Announces Second-quarter 2012 Results – Page 6 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Six Months Ended
	June 30,	% of	July 2,	% of
	2012	Net Sales	2011	Net Sales

Net sales	$467,602	100.0%	$354,530	100.0%
Cost of sales	171,732	36.7%	128,925	36.4%
Gross profit	295,870	63.3%	225,605	63.6%

Operating expenses:
Sales and marketing	194,425	41.6%	150,788	42.5%
General and administrative	33,149	7.1%	28,743	8.1%
Research and development	2,546	0.5%	1,954	0.6%
CEO transition costs	5,595	1.2%	-	0.0%
Asset impairment charges	7	0.0%	96	0.0%
Total operating expenses	235,722	50.4%	181,581	51.2%
Operating income	60,148	12.9%	44,024	12.4%
Other income (expense), net	55	0.0%	(60)	0.0%
Income before income taxes	60,203	12.9%	43,964	12.4%
Income tax expense	20,813	4.5%	16,092	4.5%
Net income	$39,390	8.4%	$27,872	7.9%

Net income per share – basic	$0.71		$0.51

Net income per share – diluted	$0.69		$0.50

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	55,680		54,842
Effect of dilutive securities:
Options	1,099		762
Restricted shares	588		553
Diluted weighted-average shares outstanding	57,367		56,157

Select Comfort Announces Second-quarter 2012 Results – Page 7 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited)
	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$90,324	$116,255
Marketable debt securities – current	32,772	20,020
Accounts receivable, net of allowance for doubtful accounts of $391 and $397, respectively	10,908	13,844
Inventories	27,301	24,851
Prepaid expenses	6,905	5,778
Deferred income taxes	4,489	4,443
Other current assets	7,008	6,004
Total current assets	179,707	191,195

Marketable debt securities – non-current	32,367	10,042
Property and equipment, net	60,311	43,850
Deferred income taxes	15,373	12,964
Other assets	4,583	4,606
Total assets	$292,341	$262,657

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$49,644	$50,141
Customer prepayments	11,637	13,529
Compensation and benefits	20,470	29,806
Taxes and withholding	8,596	9,883
Other current liabilities	18,315	15,691
Total current liabilities	108,662	119,050

Non-current liabilities:
Warranty liabilities	2,343	2,714
Other long-term liabilities	12,328	11,502
Total non-current liabilities	14,671	14,216
Total liabilities	123,333	133,266

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 142,500 shares authorized, 56,263 and 56,397 shares issued and outstanding, respectively	563	564
Additional paid-in capital	47,967	47,701
Retained earnings	120,491	81,101
Accumulated other comprehensive (loss) income	(13)	25
Total shareholders’ equity	169,008	129,391
Total liabilities and shareholders’ equity	$292,341	$262,657

Select Comfort Announces Second-quarter 2012 Results – Page 8 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)
subject to reclassification

	Six Months Ended
	June 30,	July 2,
	2012	2011

Cash flows from operating activities:
Net income	$39,390	$27,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,049	6,386
Stock-based compensation	8,370	2,256
Net (gain) loss on disposals and impairments of assets	(12)	89
Excess tax benefits from stock-based compensation	(4,120)	(1,132)
Deferred income taxes	(2,431)	2,819
Changes in operating assets and liabilities:
Accounts receivable	3,055	2,775
Inventories	(2,450)	(932)
Income taxes	3,614	1,181
Prepaid expenses and other assets	(2,474)	(3,212)
Accounts payable	202	(682)
Customer prepayments	(1,892)	(2,451)
Accrued compensation and benefits	(9,085)	(2,716)
Other taxes and withholding	(920)	(320)
Warranty liabilities	(453)	(314)
Other accruals and liabilities	3,390	2,066
Net cash provided by operating activities	43,233	33,685

Cash flows from investing activities:
Purchases of property and equipment	(22,499)	(9,585)
Proceeds from sales of property and equipment	30	7
Investments in marketable debt securities	(45,351)	(40,021)
Proceeds from maturities of marketable debt securities	10,018	-
Increase in restricted cash	-	(2,650)
Net cash used in investing activities	(57,802)	(52,249)

Cash flows from financing activities:
Net decrease in short-term borrowings	(3,349)	(1,500)
Repurchases of common stock	(14,023)	(309)
Proceeds from issuance of common stock	1,937	870
Excess tax benefits from stock-based compensation	4,120	1,132
Debt issuance costs	(47)	-
Net cash (used in) provided by financing activities	(11,362)	193

Net decrease in cash and cash equivalents	(25,931)	(18,371)
Cash and cash equivalents, at beginning of period	116,255	76,016
Cash and cash equivalents, at end of period	$90,324	$57,645

Select Comfort Announces Second-quarter 2012 Results – Page 9 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Percent of sales:
Retail	88.9%	87.1%	88.5%	86.8%
Direct and E-Commerce	7.5%	8.7%	7.8%	9.1%
Wholesale	3.6%	4.2%	3.7%	4.1%
Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Retail comparable-store sales	27%	25%	32%	28%
Direct and E-Commerce	8%	(13%)	13%	(8%)
Company-Controlled comparable sales change	25%	20%	30%	23%
Net new/(closed) stores	3%	(2%)	2%	(2%)
Total Company-Controlled Channels	28%	18%	32%	21%
Wholesale	11%	(19%)	19%	(8%)
Total	27%	16%	32%	19%

Stores open:
Beginning of period	380	375	381	386
Opened	12	5	22	6
Closed	(11)	(5)	(22)	(17)
End of period	381	375	381	375

Other metrics:
Average sales per store ($ in 000's)1	$2,012	$1,492
Average sales per square foot1	$1,281	$998
Stores > $1 million net sales1	98%	85%
Stores > $2 million net sales1	42%	13%
Average mattress sales per mattress unit - Company Controlled Channels	$2,540	$2,223	$2,397	$2,157

1Trailing twelve months for stores open at least one year.

Select Comfort Announces Second-quarter 2012 Results – Page 10 of 11

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
(in thousands)

The Company defines earnings before interest, taxes, depreciation and amortization (EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes EBITDA is a useful indicator of the Company's financial performance.  Our definition of EBITDA may not be comparable to similarly titled definitions used by other companies.
The tables below reconcile EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Trailing-Twelve Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Net income	$16,973	$11,289	$71,996	$45,478
Income tax expense	8,927	6,307	34,663	26,625
Interest expense	20	64	130	279
Depreciation and amortization	4,726	3,210	16,090	12,815
Stock-based compensation	1,405	1,122	11,084	4,727
Asset impairments	3	18	19	356
EBITDA	$32,054	$22,010	$133,982	$90,280

Note -
Our EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data.However, the Company is providing this information as they believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP -	generally accepted accounting principles

Select Comfort Announces Second-quarter 2012 Results – Page 11 of 11

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Six Months Ended
	June 30, 2012			July 2, 2011
		CEO
		Transition
	As Reported	Costs(1)	As Adjusted	As Reported
Operating income	$60,148	$5,595	$65,743	$44,024
Other income (expense), net	55	-	55	(60)

Income before income taxes	60,203	5,595	65,798	43,964
Income tax expense(2)	20,813	1,919	22,732	16,092
Net income	$39,390	$3,676	$43,066	$27,872

Net income per share –
Basic	$0.71	$0.07	$0.77	$0.51
Diluted	$0.69	$0.06	$0.75	$0.50

Basic Shares	55,680	55,680	55,680	54,842
Diluted Shares	57,367	57,367	57,367	56,157

(1)
In February 2012, the company announced that William R. McLaughlin, then President and CEO, would retire from the Company effective June 1, 2012. In recognition of Mr. McLaughlin’s contributions, the Compensation Committee approved the modification of Mr. McLaughlin’s currently unvested stock awards. As a result of these modifications, the company recorded incremental non-cash compensation of $5.6 million.

(2)	Reflects effective income tax rate, before discrete adjustments, of 34.3% for 2012.

Note -
Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, the company is providing this information as they believe it facilitates year-over-year comparisons for investors and financial analysts.

GAAP -	generally accepted accounting principles